Exhibit 3.101

STATE OF ARIZONA

[GRAPHIC]

Office of the

CORPORATION COMMISSION

I, Ernest G. Jphnson, Executive Director of the Arizona Corporation Commission, do hereby certify that the attached copy of the following document:

ARTICLES OF INCORPORATION, 03/19/2007

consisting of 4 pages, is a true and complete copy of the original of said document on file with this office for:

METAVANTE PAYMENT SERVICES AZ CORPORATION

ACC file number: -1352971-1

[GRAPHIC]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this date: June 21, 2010

[GRAPHIC]

Executive Director

By: [GRAPHIC]

ARIZONA CORPORATION COMMISSION

CORPORATIONS DIVISION

Phoenix Address:	1300 West Washington	Tuceon Address:	400 West Congress
	Phoenix, Arizona 85007-2929		Tuceon, Arizona 85701-1347

PROFIT

CERTIFICATE OF DISCLOSURE

A.R.S. §10-202.D

Metavante Payment Services AZ Corporation
EXACT CORPORATE NAME

A. Has any person acrving either by election or appointment as officer, director, trustee, incorporator and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1.	Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust is any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

2.	Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

3.	Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court centered within the seven-year period immediately preceding the execution of this Certificates wherein such injunction, judgment, decree or permanent order:

(a)	Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction?; or

(b)	Involved the violation of the consumer fraud laws of that jurisdiction?; or

(c)	Involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes ☐ No ☒

B. IF YES, the following information MUST be attached:

1. Full name, prior name(s) and aliases, if used. 2. Full birth name. 3. Present home address. 4. Prior addresses (for immediate preceding 7-year period). 5. Date and location of birth.	6. Social Security number. 7. The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

C.	Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any other corporation which has been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?

Yes ☐ No ☒

IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1. Name and address of the corporation. 2. Full name (including aliases) and address of each person involved.

3.      State(s) in which the corporation:

(a) Was incorporated. (b) Has transacted business.

4.      Dates of corporate operation.

5.      Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D. The fiscal year end adopted by the corporation is 12/31.

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I(we) have examined this Certificate, including any attachments, and to the best of any(our) knowledge and belief it is true, correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY(30) DAYS OF THE DELIVERY DATE.

BY	/s/ Angela K. Tarres	BY
PRINT NAME Angela K. Tarres		PRINT NAME
TITLE Mgr Legal Services/Incorporator DATE 03/13/07		TITLE	DATE

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation.

FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.

CF: 0022 - Business Corporations

Rev: 04/04

AZ CORPORATION COMMISSION FILED MAR 19 2007
01887475

DO NOT PUBLISH THIS SECTION

ARTICLE 1

The corporate name must contain a corporate ending which may be

“corporation,”

“association,”

“company,”

“limited,”

“incorporated” or an abbreviation of any of these words. If you are the holder or assignee of a tradename, attach tradename certificate.

ARTICLE 2

The name cannot imply that the corporation is organized for any purpose other than the initial business indicated in this article.

ARTICLE 3

The total number of authorized shares cannot be “Zero” or “Not Applicable.”

ARTICLE 4

May be in care of the statutory agent.

ARTICLE 5

The agent must provide a physical address. If the statutory agent has a P.O. Box, then they must also provide a physical description of their street address/location.

The agent must sign the Articles or provide a consent to acceptance of the appointment.

CF: 0042

Rev. 10/2006

ARTICLES OF INCORPORATION OF

Pursuant to A.R.S. §10-202

(An Arizona Business Corporation)

FILE NO – 1352971 – 1

1.	Name:

The name of the Corporation is:

Metavante Payment Services AZ Corporation

2.	Initial Business:

The Corporation initially intends to conduct the business of:

Direct Consumer bill pay Service.

3.	Authorized Capital:

The Corporation shall have authority to issue 100 shares of Common Stock.

4.	Known Place of Business: (In Arizona)

The street address of the known place of business of the Corporation is:

2394 East Camelback Road

Phoenix, AZ 85016

5.	Statutory Agent: (In Arizona)

The name and address of the statutory agent of the Corporation is:

C T Corporation System, 2394 East Camelback Road, Phoenix, Arizona 85016

Arizona Corporation Commission
Corporations Division

DO NOT PUBLISH THIS SECTION

ARTICLE 6

A minimum of 1 director is required.

ARTICLE 7

A minimum of 1 incorporator is required. All incorporators must sign both the Articles of incorporation and the Certificate of Disclosure.

CF: 0042

Rev. 10/2006

6. Board of Directors:

The initial board of directors shall consist of 1 directors(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

Name: David Fortney	Name:

Address: 4900 W. Brown Deer Rd.	Address:

City, State, Zip: Milwaukee, WI 53223	City, State, Zip:

Name:	Name:

Address:	Address:

City, State, Zip:	City, State, Zip:

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.

7.	Incorporators:

The name(s) and address(es) of the incorporator(s) is (are):

Name: Angela K. Tarres	Name:

Address: 4900 W. Brown Deer Rd BD 2111	Address:

City, State, Zip: Milwaukee WI 53223	City, State, Zip:

All powers, duties and responsibilities of the incorporators shall cases at the time of delivery of these         Articles of Incorporation to the Arizona Corporation Commission.

8.	Indemnification of Officers, Directors, Employees and Agents:

The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

9.	Limitation of Liability:

To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

Arizona Corporation Commission
Corporations Division

DO NOT PUBLISH THIS SECTION

Phone and fax numbers are optional

The agent must consent to the appointment by executing the consent.

The Articles must be accompanied by a Certificate of Disclosure, executed within 30 days of delivery to the Commission, by all incorporators.

CF: 0042

Rev:10/2006

Executed this 13th day of march, 2007 by all of the incorporators.

Signed:	/s/Angela K. Tarres

Angela K. Tarres
	Print Name Here	Print Name Here

PHONE 414-357-9733

FAX 414-362-5503

Acceptance of Appointment By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 16th day of March, 2007.

/s/ Loren D. Bates Signature

Loren D. Bates, Asst. Secy.
Print Name Here

C T Corporation System
[If signing on behalf of a company serving as statutory agent, print company name here]

Arizona Corporation Commission

Corporation Division